UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 25, 2005

STEN Corporation

(Exact name of Registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

0-18785	41-1391803
(Commission File Number)	(I.R.S. Employer
Identification No.)

13828 Lincoln Street NE

Ham Lake, Minnesota 55304

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (763) 755-9516

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1, 2, 4-9 are not applicable and therefore omitted.

Item  3.02              Unregistered Sales of Equity Securities.

As previously announced, STEN Corporation (the “Company”) entered into two subscription agreements each dated November 15, 2005 relating to the sale to two investors of 222,222 shares of the Company’s common stock.  On November 25, 2005 and November 29, 2005, the Company completed the closing of a subscription agreement, with each investor delivering at the closing the purchase price of $999,999 for the 222,222 shares to be issued to such investor, or $4.50 per share.

Based on the manner of sale and representations of the investors, both of whom are accredited, the Company believes that pursuant to Regulation D, this issuance was a private placement not involving any public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended, and was, therefore, exempt from the registration requirements thereof

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STEN CORPORATION

	By:	/s/ Mark Buckrey
Mark Buckrey
Chief Financial Officer

Dated: November 29, 2005